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                            ASSET PURCHASE AGREEMENT

                                  by and among

                                   DKSW, LLC,

                                  DIVINE, INC.,

                              DIVINE IRELAND, INC.,

                                       and

                               GREGORY F. WHITTEN

                          Dated as of January 16, 2002

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                                TABLE OF CONTENTS

1     SALE AND TRANSFER OF ASSETS.......................................................................1

1.1      TRANSFER OF ASSETS.............................................................................1
1.2      EXCLUDED ASSETS................................................................................2

2     PURCHASE PRICE....................................................................................2

2.1      PURCHASE PRICE.................................................................................2
2.2      ASSUMED LIABILITIES............................................................................2
2.3      ASSIGNMENT.....................................................................................2

3     CLOSING; PAYMENT AND OTHER MATTERS................................................................2

3.1      CLOSING........................................................................................2
3.2      CLOSING DELIVERIES.............................................................................2
3.3      ESCROWS........................................................................................3
3.4      ALLOCATION OF PURCHASE PRICE AND THE EARN-OUT SECURITIES.......................................4
3.5      RISK AND LOSS PRIOR TO CLOSING.................................................................4

4     REPRESENTATIONS AND WARRANTIES OF THE SELLER......................................................4

4.1      ORGANIZATION AND GOOD STANDING.................................................................4
4.2      AUTHORITY......................................................................................4
4.3      DUE AUTHORIZATION; ENFORCEABILITY..............................................................4
4.4      NO CONFLICTS...................................................................................4
4.5      TITLE TO ASSETS; CONDITION OF ASSETS...........................................................5
4.6      CONTRACTS......................................................................................6
4.7      ACCOUNTS RECEIVABLE; ASSET VALUATION...........................................................6
4.8      INTELLECTUAL PROPERTY..........................................................................6
4.9      THIRD PARTY LICENSES...........................................................................8
4.10        EMPLOYEE BENEFIT PLANS AND OTHER PLANS......................................................8
4.11        EMPLOYEE MATTERS............................................................................9
4.12        VIOLATIONS OF LAW..........................................................................10
4.13        LITIGATION.................................................................................10
4.14        ABSENCE OF CHANGES.........................................................................10
4.15        PERMITS....................................................................................11
4.16        INTEREST OF THE SELLER.....................................................................11
4.17        CUSTOMER RELATIONS.........................................................................11
4.18        FINANCIAL STATEMENTS.......................................................................11
4.19        BROKERAGE AND FINDER'S FEES................................................................12
4.20        NO LIABILITIES OR PRIOR ACTIVITIES.........................................................12

5      REPRESENTATIONS AND WARRANTIES AS TO THE SELLER, THE WHITTENS AND THE UNITHOLDERS...............12

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5.1      AUTHORITY.....................................................................................12
5.2      DUE AUTHORIZATION; ENFORCEABILITY.............................................................12
5.3      INTEREST OF THE UNITHOLDERS...................................................................13
5.4      COMPLIANCE WITH THE FORECLOSURE PROCEDURES....................................................13
5.5      INVESTMENT REPRESENTATIONS....................................................................13
5.6      THE SELLER'S AND EACH UNITHOLDERS' PRINCIPAL PLACE OF BUSINESS OR RESIDENCE...................15

6     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND PARENT...........................................15

6.1      ORGANIZATION AND GOOD STANDING................................................................15
6.2      AUTHORITY.....................................................................................15
6.3      DUE AUTHORIZATION; ENFORCEABILITY.............................................................15

7     PRE-CLOSING COVENANTS............................................................................16

7.1      ACCESS AND INVESTIGATION......................................................................16
7.2      PAYMENT OF ACCOUNTS PAYABLE...................................................................16

8     CONDITIONS TO THE BUYER'S PERFORMANCE............................................................16

8.1      REPRESENTATIONS AND WARRANTIES; COVENANTS.....................................................16
8.2      NO GOVERNMENTAL PROCEEDINGS OR LITIGATION.....................................................16
8.3      NO MATERIAL ADVERSE CHANGES...................................................................16
8.4      INSTRUMENTS OF TRANSFER.......................................................................16
8.5      EMPLOYMENT AGREEMENTS.........................................................................17
8.6      FORECLOSURE AND COLLATERAL CONTRIBUTION.......................................................17
8.7      PAYMENT OF ACCOUNTS PAYABLE...................................................................17
8.8      CERTIFICATES..................................................................................17

9     CONDITIONS TO THE SELLER'S AND THE WHITTENS' PERFORMANCE.........................................17

9.1      REPRESENTATIONS AND WARRANTIES; COVENANTS.....................................................17
9.2      CERTIFICATES..................................................................................17

10    OTHER COVENANTS AND AGREEMENTS...................................................................17

10.1        FURTHER ASSURANCES.........................................................................17
10.2        REIMBURSEMENT OF CERTAIN PAYMENTS..........................................................18
10.3        BUSINESS RECORDS...........................................................................18
10.4        EMPLOYEE MATTERS...........................................................................18
10.5        TRANSFER TAXES.............................................................................21
10.6        ASSET VALUE PROTECTION.....................................................................21
10.7        CONSENTS; PUT RIGHT........................................................................21
10.8        EARN-OUT SECURITIES........................................................................23
10.9        ACTIONS OF NLT UNDER THE ACQUISITION DOCUMENTS.............................................23
10.10       NLT NAME CHANGE............................................................................23
10.11       TERMINATION STATEMENTS.....................................................................23

11    REGISTRATION RIGHTS..............................................................................24

11.1        REGISTRATION PROCEDURES....................................................................24
11.2        REGISTRATION EXPENSES......................................................................26


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11.3        INDEMNIFICATION............................................................................26
11.4        OTHER INDEMNIFICATION PROVISIONS...........................................................28
11.5        HOLDBACK AGREEMENTS........................................................................28
11.6        ADJUSTMENTS TO THE EARN-OUT SECURITIES.....................................................28

12    INDEMNIFICATION..................................................................................28

12.1        THE WHITTENS AND THE SELLER................................................................28
12.2        BUYER'S INDEMNIFICATION....................................................................29
12.3        INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS...........................................29
12.4        DIRECT CLAIMS..............................................................................31
12.5        LIMITATIONS AND LIABILITY..................................................................31

13    TERMINATION......................................................................................31

13.1        TERMINATION................................................................................31
13.2        EFFECT OF TERMINATION......................................................................32
13.3        THE TERMINATION OF THIS AGREEMENT..........................................................32

14    GENERAL PROVISIONS...............................................................................32

14.1        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................32
14.2        SUCCESSORS AND ASSIGNS.....................................................................32
14.3        SECTION HEADINGS...........................................................................33
14.4        EXPENSES...................................................................................33
14.5        GOVERNING LAW..............................................................................33
14.6        WAIVER OF JURY TRIAL.......................................................................33
14.7        COUNTERPARTS...............................................................................33
14.8        NOTICE.....................................................................................33
14.9        SEVERABILITY...............................................................................35
14.10       WAIVER.....................................................................................35
14.11       ENTIRE AGREEMENT...........................................................................35

15    DEFINITIONS......................................................................................35


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                               INDEX OF SCHEDULES

1.1          Aquired Assets
1.2          Excluded Assets
2.2          Assumed Liabilites
4.4          Conflicts
4.5(c)       Owned and Leased Equipment
4.7(a)       Accounts Receivable
4.8(a)       Intellectual Property
4.8(b)       Restrictions on Intellectual Property
4.9          Third Party Licenses
4.10         Employee Plans
4.11         Employees
4.13         Litigation
4.14         Absence of Changes
4.15         Permits
4.17         Terminating Customers
4.18         Financial Statements
5.3          Interest of Unitholders
8.5          Employment Agreements
10.4(f)      Transition Employees
10.7         Consents


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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated as of January 16, 2002 (this "AGREEMENT"), is by and among DKSW, LLC, a Delaware limited liability company (the "SELLER"), divine, inc., a Delaware corporation ("PARENT"), Divine Ireland, Inc., a Delaware corporation (the "BUYER"), and Gregory F. Whitten, individually and on behalf of Ruth A. Whitten, Eggert Dagbjartsson, Richard L. Smith and Paul King, (collectively, the "SECURED LENDERS" under the Secured Loans), and, as to those of whom are unitholders of the Seller (collectively, the "UNITHOLDERS").

                                   WITNESSETH

     WHEREAS, Northern Light Technology, LLC, a Delaware limited liability company ("NLT"), is obligated to pay certain notes in the principal face amount of $10,000,000 in favor of the Secured Lenders each of which is secured by all of the assets of NLT (the "SECURED LOANS");

     WHEREAS, on or prior to the date hereof, Whitten has (a) foreclosed on the security interests in the Assets (the "FORECLOSURE") associated with the Secured Loans pursuant to that certain Acceptance of Collateral in Full Satisfaction of Debt, dated as of the Closing Date, by and among NLT and the Seller (the "DEED-IN-LIEU") and (b) contributed such Assets to the Seller;

     WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, certain assets owned or operated by NLT prior to the Foreclosure and the Buyer will assume from the Seller certain obligations under Contracts to which NLT or a Predecessor is a party and thereby obtain the resources necessary to operate a specialty content internet search engine business (formerly a part of the business conducted by NLT or its Predecessors prior to the Foreclosure) (the "BUSINESS"); and

     WHEREAS, the Seller has agreed to sell the Assets to the Buyer, and the Buyer has agreed to purchase the Assets and assume certain specified obligations under Contracts associated therewith, all upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above premises and of the mutual representations, warranties and covenants contained in this Agreement, the Seller, Parent, the Buyer and the Whittens agree as follows:

1    SALE AND TRANSFER OF ASSETS.

     1.1 Transfer of Assets. Subject to all of the terms and conditions of this Agreement, the Seller hereby agrees to sell, and the Buyer hereby agrees to purchase, on the Closing Date,


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free and clear of all Liens, all of the Seller's right, title and interest in and to all of the assets, business and goodwill owned or used by the Seller in or related to, or held for use in, the Business, wherever located, known or unknown, tangible or intangible, including, without limitation: all personal property, accounts receivable, prepaid royalties, deposits (on contractual obligations), Claims and rights under Contracts and Permits, all Intellectual Property, all Business Records, any computer software and all telephone numbers used in the Business, all as the same exist on the Closing Date, but excluding the Excluded Assets and including, without limitation, the properties and rights listed on SCHEDULE 1.1 (collectively referred to (but excluding the Excluded Assets) as the "ASSETS").

     1.2 Excluded Assets. NLT, or the Seller as to certain assets, shall retain, to the extent of their respective interests therein, if any, and in no event shall the Buyer acquire, the assets and Contracts set forth on SCHEDULE
1.2 (the "EXCLUDED ASSETS").

2    PURCHASE PRICE.

     2.1 Purchase Price. The purchase price to be paid by the Buyer to the Seller for the Assets (the "PURCHASE PRICE") shall consist of a number of shares of Parent Class A Common Stock, par value $0.001 per share (the "SECURITIES"), having an aggregate current market value (as determined using the 20-trading day average of the closing price of Parent Class A Common Stock for the period ending on the second (2nd) trading day immediately prior to the Closing Date) equal to Ten Million Six Hundred Thousand Dollars (USD$10,600,000).

     2.2 Assumed Liabilities. The Buyer does not and will not assume any obligation or liability of the Seller or the Business other than obligations under the liabilities listed on SCHEDULE 2.2 (the "ASSUMED LIABILITIES"). Without limiting the foregoing, the Buyer will not, and shall not be deemed to, assume or otherwise succeed to, the Retained Liabilities.

     2.3 Assignment. The Assets shall be deemed to have been assigned by the Seller to the Buyer effective with the Closing. With respect to any Contracts assigned by the Seller to the Buyer and assumed hereunder by the Buyer, the parties agree that on the Closing Date they will cooperate in giving notice to the other party to the Contracts in each case of the assignment and assumption of such Contracts.

3    CLOSING; PAYMENT AND OTHER MATTERS.

     3.1 Closing. The closing of the transactions contemplated hereby ("CLOSING") shall be held at the offices of Latham & Watkins, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606, on January 16, 2002, at 6:00 p.m. Central time or, if later, the second Business Day following waiver or satisfaction of the conditions to Closing set forth herein, or at such other time and place as may be mutually agreed upon in writing by the parties (the "CLOSING DATE").

     3.2 Closing Deliveries. On the Closing Date, the Seller shall grant and deliver to Buyer exclusive possession of the Assets in the condition required by this Agreement. In addition to delivering all other documents required under the terms of this Agreement to be delivered by the Seller at the Closing:


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          (a)  the Seller shall deliver: (i) to the Buyer: (A) the
          organizational chart showing the relationships of current employees of the Business required pursuant to Section 4.11; and (B) such bills of sale, assignment agreements (including leases, contracts and intellectual property transfer documents) and any other instruments of conveyance that, in the reasonable judgment of the Buyer, are reasonable and necessary to effectively vest in the Buyer good title to the Assets, free and clear of all Liens; (ii) to the Buyer, Parent and the Escrow Agent, a duly executed counterpart of the Escrow Agreement; and (iii) to the Buyer and Parent, the certificate(s) required under Section 8.8.

          (b) Whitten shall deliver to the Buyer and Parent, the certificate(s) required under Section 8.8.

          (c) the Buyer shall deliver: (i) to the Seller, such duly executed instruments as are deemed necessary or appropriate to effectuate the assumption of the Assumed Liabilities by the Buyer; (ii) to the Seller and Whitten, the certificate(s) required under Section 9.2; and (iii) to the Seller, Parent and the Escrow Agent, a duly executed counterpart of the Escrow Agreement; and

          (d) Parent shall deliver: (i) to the Seller, the Buyer and the Escrow Agent, a duly executed counterpart of the Escrow Agreement; and (ii) to the Seller and Whitten, the certificate(s) required under Section 9.2.

     3.3  Escrows.

          (a) At the Closing, Parent shall deposit with the Escrow Agent the Securities and a certificate representing all of the issued and outstanding the stock of the Buyer. On the ninety-first (91st) day after the Closing Date (or the next Business Day thereafter if such day is not a Business Day), Parent shall notify the Escrow Agent whether all of the consents required to be obtained pursuant to
          Section 10.7(a) hereof were obtained. If so, or if not and Parent does not exercise its put right pursuant to Section 10.7(b) hereof, then the Escrow Agent shall deliver the Securities to the Seller and the stock of the Buyer to Parent. If not and Parent exercises its put right pursuant to Section 10.7(b) hereof, then the Escrow Agent shall deliver (i) the stock certificate representing the Securities to Parent and (ii) upon the Escrow Agent's receipt of further notice from Parent that the Seller has paid Parent the liquidated damages provided for under Section 10.7(b)(i), the stock certificate of the Buyer to the Seller.

          (b) At the Closing, the Seller shall deposit with the Escrow Agent Six Hundred Fifty-Seven Thousand Two Hundred Fifty-Seven Dollars and Forty Cents (USD$657,257.40) in immediately available funds. Such funds shall be used to pay Parent a portion of the liquidated damages provided for under Section 10.7(b)(i) or reimburse the Buyer for all severance and bonus payments made by the Buyer pursuant to Sections 10.4(e) and 10.4(f) and Three Thousand Dollars (USD$3,000) of such funds shall be used to pay the Escrow Agent's fees.


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     3.4  Allocation of Purchase Price and the Earn-Out Securities. On or before
September 15, 2002, the Buyer will submit to the Seller its allocation of the Purchase Price and the Earn-Out Securities pursuant to Section 1060 of the Code and the regulations thereunder (the "ALLOCATION"). The Buyer and the Seller agree to use such Allocation in filing all required forms under Section 1060 of the Code and not take any position inconsistent with such Allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation.

     3.5 Risk and Loss Prior to Closing. Possession of the Assets will be given to the Buyer on the Closing Date. The Buyer will not acquire any title to the Assets until possession has been given to it in accordance with this Section 3.5, and, accordingly, all risk and loss with respect to the Assets will be borne by the Seller until possession has been given to the Buyer.

4    REPRESENTATIONS AND WARRANTIES OF THE SELLER. To induce the Buyer and
Parent to enter into this Agreement and to consummate the transactions provided for herein, the Seller represents and warrants to the Buyer and Parent at the date hereof and at the Closing as follows:

     4.1 Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of Delaware with full power and authority to own and operate its properties and to carry on its business as it is now being conducted. The Seller is authorized to transact business in its state of formation and in all other jurisdictions in which the nature of its business and the ownership of its properties makes such qualification necessary. True and complete copies of the Organizational Documents of the Seller, as amended to date, have previously been delivered to the Buyer.

     4.2 Authority. The Seller has full power, authority, and legal capacity to enter into this Agreement and the other Acquisition Documents to which it is a party and to perform its obligations hereunder and thereunder.

     4.3 Due Authorization; Enforceability. The execution and delivery of this Agreement by the Seller and the performance of the obligations of the Seller under this Agreement and the other Acquisition Documents to which it is a party have been duly authorized by the Seller and all other entity and member action has been taken which is necessary to authorize the execution and delivery of this Agreement and the other Acquisition Documents to which the Seller is a party by the Seller and the performance of the obligations of it hereunder and thereunder. This Agreement and the other Acquisition Documents to which the Seller is a party have been duly and validly executed and delivered by the Seller and constitute legal, valid, and binding obligations of the Seller and are enforceable against the Seller in accordance with their terms.

     4.4  No Conflicts. Except as set forth on SCHEDULE 4.4:

          (a) the execution, delivery, and performance of this Agreement and the other Acquisition Documents to which the Seller is a party: (i) will not conflict with or will not result in a breach of any provision contained in the Organizational Documents of the Seller; (ii) will not result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration or loss


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          of any right or benefit) under or require any notice, consent or approval which has not been obtained with respect to any of the terms, conditions or provisions of any Contracts or Permits; and (iii) will not violate any Law applicable to the Seller or the Assets;

          (b) no action, consent or approval by, or filing by the Seller with, any Governmental Authority, is required in connection with the execution, delivery or performance by the Seller of this Agreement or the consummation of the sale of the Assets and the other transactions contemplated hereby;

          (c) neither the execution of this Agreement nor the consummation of the transactions herein contemplated will result in the creation of any Lien on any of the Assets; and

          (d) neither the Seller, NLT nor, to the Seller's knowledge, any third party is in default (or would be in default upon the giving or receipt of notice or the passage of time or both) under any of the Contracts.

     4.5  Title to Assets; Condition of Assets

          (a) Except for the domain name Contracts listed on SCHEDULE 1.1 and the Contracts set forth under (a)(ii) on SCHEDULE 4.4, the Seller owns and possesses all right, title and interest in and to the Assets free and clear of all Liens or other restrictions on transfer. The Seller has the right, power and capacity to convey, transfer, assign and deliver to the Buyer the Assets free and clear of any Lien or other restrictions on transfer, and the Seller enjoys peaceful and quiet possession of the Assets pursuant to the Contracts and Permits under which the Business is being operated; PROVIDED, HOWEVER, no consents for the transfer of the Contracts or Permits to the Seller have been obtained. As of the Closing, the Buyer will enjoy peaceful and quiet possession of and will have good and marketable title to the Assets, free and clear of all Liens. Other than the Contracts set forth on
          SCHEDULE 1.2, the Assets comprise all assets of any kind or character necessary or useful for the conduct and operation of the Business as it was operated by NLT or any Predecessor during the twelve (12) month period prior to the Foreclosure.

          (b) The Assets are in good condition and repair, and are useable in the ordinary course of business and each of the Seller, NLT and the Predecessors have maintained the Assets pursuant to customary industry and manufacturer maintenance procedures. None of the Assets requires any repair or replacement except for maintenance in the ordinary course of business. None of the personal property comprising a part of the Assets is held under any lease, security agreement, conditional sales Contract or other title retention or security arrangement, or is located other than at a leased parcel of real property. All inventories comprising a part of the Assets are of good and standard quality, are not obsolete or damaged and consist of a quality and quantity useable or saleable in the ordinary course of business.


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          (c)  SCHEDULE 4.5(c) is a true, correct and complete list and description of all equipment, owned or leased, by the Seller or NLT or otherwise pertaining to the Business and true, correct and complete copies of all leases pertaining to leased equipment have been delivered to the Buyer.

     4.6  Contracts. Other than the Excluded Assets, the Contracts set forth on
SCHEDULE 1.1 are a true and correct list of each Contract of any kind or character necessary or useful for the conduct and operation of the Business as it was operated by NLT and the Predecessors during the twelve (12) months prior to the Foreclosure. True and complete copies of each written, and a complete written description of each oral, Contract (and all amendments and modifications thereof and waivers pertaining thereto) listed on SCHEDULES 1.1 and 1.2 have been delivered or made available to the Buyer or its counsel. Each Contract is legal, valid, binding, enforceable (except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditors' rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at Law) and in full force and effect. Except as provided under (d) in SCHEDULE 4.4, neither the Seller, NLT, any Predecessor nor, to the Seller's knowledge, any other party, is in material breach or default, and no event has occurred which with notice or lapse of time could constitute a material breach or default or permit termination, modification or acceleration, under any Contract. No party has repudiated any term of any Contract, and there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

     4.7  Accounts Receivable; Asset Valuation.

          (a) SCHEDULE 4.7(a) contains a true, correct and complete listing of the accounts receivables of NLT as of immediately prior to the effectiveness of the Foreclosure and the Seller as of the date hereof. All accounts receivable comprising a part of the Assets are owned by the Seller, free and clear of all Liens.

          (b) Neither NLT nor the Seller uses any collection account, lockbox, blocked or restricted account or similar account to collect accounts receivable comprising a part of the Assets.

          (c) (i) The accounts receivable comprising a portion of the Assets amount to at least $2.5 million and (ii) the prepaid royalties against which the Buyer may offset royalty payments comprising a portion of the Assets amount to at least $2.5 million.

     4.8  Intellectual Property.

          (a) SCHEDULE 4.8(a) sets forth all of the Intellectual Property of any kind or character necessary or useful for the conduct and operation of the Business as it was operated by NLT or any of the Predecessors during the twelve (12) months prior to the Foreclosure.


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          (b)  With respect to the Intellectual Property included in the Assets, except as otherwise provided in SCHEDULE 4.8(b):

               (i) pursuant to this Agreement, the Seller has validly sold, assigned, transferred, conveyed and delivered to the Buyer all of the Seller's rights, title and interest in the Intellectual Property included in the Assets, subject to customary registrations and filings, free and clear of any Liens;

               (ii) neither the Seller nor NLT is obligated to make any royalty or other payment with respect to any Intellectual Property included in the Assets;

               (iii) none of such Intellectual Property has been sublicensed to any Person nor have any other rights in such Intellectual Property been granted to any Person;

               (iv) there shall be no fees, payments to third parties or
                    assessments (other than administrative filing and registration fees) required to assign or sell to the Buyer the Intellectual Property included in the Assets;

               (v) there are no defenses which any other Person may have to the assignment or sale to the Buyer of the Intellectual Property included in the Assets;

               (vi) all current and former employees, agents, consultants and independent contractors of the Seller, NLT and each of the Predecessors have signed written agreements transferring and assigning to the Seller, including without limitation the copyrights therein, prior to the Closing Date, any and all rights in and to such Intellectual Property;

               (vii) the Intellectual Property is not now involved in any material opposition, invalidation, challenge or cancellation and, to the knowledge of the Seller, no such action is threatened with respect to such Intellectual Property included in the Assets;

               (viii) neither the Seller, NLT nor any of the Predecessors have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller, NLT or any of the Predecessors has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller, NLT or any of the


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                    Predecessors must license or refrain from using any
                    Intellectual Property rights of any third party);

               (ix) no third party has interfered with, infringed upon,
                    misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller, NLT or any of the Predecessors;

               (x) all actions necessary to maintain in all material respects the Seller's rights, ownership and status, including without limitation their validity and enforceability, in and with regard to the Intellectual Property included in the Assets and has complied in all material respects with the legal requirements related thereto through the Closing Date;

               (xi) none of such Intellectual Property contains misappropriated trade secrets or confidential information of third parties;

               (xii) no former or current employee of the Seller, NLT or any
                    Predecessor has filed, asserted or, to the knowledge of the Seller, threatened any claim against the Seller, NLT or any Predecessor in connection with such Person's involvement in the conception and development of any Intellectual Property; and

               (xiii) to the knowledge of the Seller, none of the current employees of the Seller or NLT nor any former employee of the Seller, NLT or any Predecessor has any patents issued or applications pending for any device, process, design or invention of any kind necessary or useful to the conduct and operation of the Business as it was operated by NLT or any Predecessor during the twelve (12) month period prior to the Foreclosure, which patents or applications have not been assigned to the Seller.

     4.9 Third Party Licenses. SCHEDULE 4.9 lists all Third Party Licenses necessary or useful to the operation of the Business as it was operated by NLT and the Predecessors during the twelve (12) months prior to the Foreclosure and the expiration date of each such license. Except as provided in SCHEDULE 4.9, no event has occurred which has or could reasonably result in the breach of any Third Party License. No licensor of any Third Party License has notified or otherwise advised or alleged that any breach, violation or termination event of any such license has occurred.

     4.10 Employee Benefit Plans and Other Plans.

          (a) SCHEDULE 4.10 contains a true, correct and complete list of all Employee Plans which cover or have covered employees or former employees of the Seller or NLT. True and complete copies of each of the following documents have been made available by the Seller to the
          Buyer: (i) each Welfare Plan and Pension Plan and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed by the Seller or NLT to the Seller's employees, (ii) each Employee Plan and written interpretations thereof and written descriptions thereof which have been distributed by the Seller or NLT to the Seller's employees and a complete description of any Employee Plan which is not in writing and
          (iii) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of NLT or the Seller as set forth on SCHEDULE 4.11.

          (b) Neither NLT, the Seller nor any ERISA Affiliate contributes to or has any obligation to contribute, or has contributed to or had any obligation to contribute, to any Multiemployer Plan with respect to any current or former employee.

          (c) Each Welfare Plan which covers or has covered employees or former employees of either the Seller or NLT and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of COBRA at all times.

          (d) No event has occurred in connection with, or arising out of, the establishment, operation, administration, or termination of any Employee Plan or the transactions contemplated by this Agreement which could subject either the Seller or NLT or any ERISA Affiliate or any Employee Plan or any Assets, directly or indirectly, to any material liability (i) under any Law relating to any Employee Plans or (ii) pursuant to any obligation of either the Seller or NLT to indemnify any person against liability incurred under any such Law as they relate to the Employee Plans.

          (e)  With respect to each Employee Plan that is subject to Title IV of
          ERISA:

               (i) no such Employee Plan has an "accumulated funding deficiency," as defined in ERISA Section 302(a)(2) or Code
                    Section 412, whether or not waived;

               (ii) no "reportable event," within the meaning of ERISA Section
                    4043, has occurred with respect to any such Employee Plan;
                    and

               (iii) no notice of intent to terminate any such Employee Plan has been filed with the Pension Benefit Guaranty Corporation ("PBGC") under ERISA Section 4041, nor has the PBGC instituted or, to the knowledge of Seller, threatened to institute any proceedings under ERISA Section 4042 to terminate any such Employee Plan.

     4.11 Employee Matters. SCHEDULE 4.11 lists all current employees and persons on leave of absence, layoff or other temporary suspension of employment, in each case of the Business, the Seller or NLT stating the salary, wages, vacation pay, bonuses, severance pay, expenses, allowances, benefits and date of hire of each such person, and the Seller agrees, on or prior to the Closing Date, to make available to the Buyer, the employment records of all current employees and an organizational chart showing relationships of current employees of the Business. As of the Closing Date, either the Seller or NLT has (a) terminated the employment of employees of the Business in accordance with
Section 10.4(b) hereof, and (b) paid all salaries, wages, bonuses, expenses, allowances, benefits, vacation pay, severance pay and other compensation owed to all of the Seller's and NLT's employees and agents in connection with the Business to the extent the same is due and payable in respect of periods on or prior to the Closing Date excepting only severance payments referenced in
Section 10.4(e) and amounts of vacation pay up to two weeks, which Buyer shall assume under Section 10.4(d).

     4.12 Violations of Law. Each of the Business and the Assets and any ERISA Affiliate and any Employee Plan of the Seller, NLT or any Predecessor has been owned, conducted and/or operated in compliance, at all times prior to the Closing, with all applicable Laws.

     4.13 Litigation. Except as provided in SCHEDULE 4.13:

          (a) there is no Action pending or, to the knowledge of the Seller, threatened or anticipated by or before any Governmental Authority or private arbitration tribunal against the Seller, NLT or any Predecessor or which relates to or affects the Assets, any ERISA Affiliate, any Employee Plan or the Business or the transactions contemplated hereby;

          (b) neither the Seller nor, to the knowledge of the Seller, any affiliate, officer, director or employee or any corporate partner or joint venture with the Seller, has been permanently or temporarily enjoined or barred by order, judgment or decree of any Governmental Authority or private arbitration tribunal from engaging in or continuing any conduct or practice in connection with the Assets, any ERISA Affiliate, any Employee Plan or the Business;

          (c) there is not in existence any order, judgment or decree of any private arbitration tribunal requiring the Seller, NLT or any Predecessor to take any action of any kind which is not required generally of other entities in businesses similar to the Business with respect to the Business, any ERISA Affiliate, any Employee Plan or the Assets or to which the Seller, any ERISA Affiliate or any Employee Plan or the Assets are subject or by which the Seller is bound with respect to the Business, any ERISA Affiliate or any Employee Plan or the Assets; and

          (d) neither the Seller, NLT, any Predecessor nor any Employee Plan or any ERISA Affiliate is in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against the Seller, NLT, any Predecessor, the Assets, any Employee Plan, any ERISA Affiliate or the Business.

     4.14 Absence of Changes. Except as provided in SCHEDULE 4.14, since December 31, 2001, there has not been:

          (a)  any Material Adverse Change;

          (b) any material damage, destruction or loss (whether or not covered by insurance) affecting the Assets;

          (c) any increase in the compensation, bonus, sales commission or fee arrangement payable or to become payable by the Seller, NLT or any Predecessor to any employee of the Business, except increases in the ordinary course of business and consistent with past practice;

          (d) any work interruptions, labor grievances or Claims filed, or, to the knowledge of the Seller, proposed Law or any event or condition of any character, reasonably likely to have a Material Adverse Effect;

          (e) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Seller, NLT or any Predecessor relating to the Business to any Person other than the transfer to Seller under the Deed-in-Lieu;

          (f) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets relating to the operation of the Business;

          (g) any waiver of any material rights or Claims under any Contract or Permit;

          (h)  any breach, amendment or termination of any Contract or Permit;
          or

          (i) except as specifically contemplated by this Agreement, any transaction relating to the Business outside the ordinary course of business.

     4.15 Permits. NLT possesses all Permits necessary to permit it to engage in the Business as presently conducted in and at all locations and places where it is presently operating. All Permits related to the Seller, NLT, the Business or the Assets are listed on SCHEDULE 4.15.

     4.16 Interest of the Seller. Neither the Seller, NLT nor any Predecessor has any direct or indirect interest in any competitor or supplier of the Business or in any other person with whom the Business has any material business relationship.

     4.17 Customer Relations. Except as otherwise set forth on SCHEDULE 4.17, at no time after December 31, 2001 and prior to the Closing Date has any material customer of the Business stated, advised, or otherwise indicated that it intends to terminate or cancel any Contract set forth on SCHEDULE 1.1.

     4.18 Financial Statements. The Seller has delivered to the Buyer a copy of NLT's revenue by customer and type for the fiscal year ended December 31, 2001. Such financial statements have been prepared in accordance with GAAP. In addition, SCHEDULES 4.7(a) and 4.18, collectively, set forth a detailed aged accounts receivable and doubtful accounts listing, a reconciliation of prepaid royalties, a detailed listing of "ongoing" accounts payable and accrued creditor vendors indicating amounts due and payable as of Closing Date, and SCHEDULE 4.5(c) sets forth a summary statement of equipment under any equipment lease necessary or useful to operate the Business post-Closing. Each of the foregoing financial statements fairly represent the financial position of NLT immediately prior to the Foreclosure and the Seller immediately prior to the Closing. Such financial statements are in accordance with the Business Records of NLT or the Seller, as applicable, which Business Records were maintained in accordance with good business practices and are complete and accurate.

     4.19 Brokerage and Finder's Fees. Neither the Seller, NLT nor any Predecessor nor any unitholder, officer, director or agent of either the Seller, NLT or any Predecessor has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

     4.20 No Liabilities or Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement or any of the Acquisition Documents, the Seller has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5    REPRESENTATIONS AND WARRANTIES AS TO THE SELLER, THE WHITTENS AND THE
UNITHOLDERS. To induce the Buyer and Parent to enter into this Agreement and to consummate the transactions provided for herein, the Seller (with respect to Sections 5.4 through 5.6) and the Whittens represent and warrant to the Buyer and Parent at the date hereof and at the Closing as follows:

     5.1 Authority. The Whittens have full power, authority, and legal capacity, individually to enter into this Agreement and the other Acquisition Documents to which either is a party and to perform their obligations hereunder and thereunder. Whitten has full power, authority, and legal capacity, on behalf of the Unitholders, to enter into this Agreement and the other Acquisition Documents to which any Unitholder is a party and to perform their obligations hereunder and thereunder

     5.2  Due Authorization; Enforceability.

          (a) The execution and delivery of this Agreement by the Whittens and their performance of their obligations under this Agreement and the other Acquisition Documents to which either of them is a party have been duly authorized and all other action has been taken which is necessary to authorize the execution and delivery of this Agreement and the other Acquisition Documents to which either of them is a party and their performance of their obligations hereunder and thereunder. This Agreement and the other Acquisition Documents to which either of them is a party have been duly and validly executed and delivered by the Whittens and constitute legal, valid, and binding obligations of the Whittens and are enforceable against the applicable Unitholder(s) in accordance with their terms.

          (b) The execution and delivery of this Agreement by Whitten and the performance of the obligations of the Unitholders by him under this Agreement and the other

          Acquisition Documents to which any Unitholder is a party have been duly authorized under the delegation of authority provided in the Loan Participation Agreement, dated May 4, 2001 among Whitten and the Secured Lenders. This Agreement and the other Acquisition Documents to which any Unitholder is a party have been duly and validly executed and delivered by Whitten and constitute legal, valid, and binding obligations of the applicable Unitholder(s) and are enforceable against the applicable Unitholder(s) in accordance with their terms.

     5.3 Interest of the Unitholders. Except as set forth on SCHEDULE 5.3, to the knowledge of Whitten, none of the Unitholders or their respective Affiliates has any direct or indirect interest in any competitor or supplier of the Business or in any other person with whom the Business has any material business relationship.

     5.4 Compliance with the Foreclosure Procedures. Whitten has accepted the Assets (free and clear of any Liens) in full satisfaction of the Secured Loans in accordance with the terms of the Deed-in-Lieu. Whitten, NLT, the Secured Lenders and the Unitholders have fully complied with the procedures and all other requirements of Section 9-620 et seq. of the Uniform Commercial Code ("UCC") in connection with Whitten's acceptance of the assets in full satisfaction of the Secured Loans. Whitten consented to the acceptance of the Assets in full satisfaction of the Secured Loans in an authenticated record which authenticated record constitutes the Deed-in-Lieu (a copy of which has previously been provided to the Buyer). NLT consented to Whitten's acceptance of the Assets in full satisfaction of the Secured Loans in a record authenticated after default record which authenticated record constitutes the Deed-in-Lieu (a copy of which has previously been provided to the Buyer). With respect to the Foreclosure, (a) Whitten was not required to send a proposal to any person under
Section 9-621 of the UCC, and (b) no Person, other than NLT, held an interest in the Assets subordinate to the Secured Loans. None of the Assets is a consumer good (as defined under the UCC). Whitten is not required to dispose of the Assets pursuant to Section 9-620(e) of the UCC. Whitten has (x) good and marketable title to the Secured Loans, free and clear of any Liens, and (y) full power , authority, and legal capacity to exercise all rights and remedies under the Secured Loans.

     5.5  Investment Representations.

          (a) Investment Purpose. The Seller is acquiring the Securities for the account of the Unitholders, and not otherwise as a nominee or agent, for investment only on behalf of the Unitholders and the Secured Lenders and not with a view towards, or for resale in connection with, the public sale or distribution thereof other than distribution to the Unitholders or the Secured Lenders.

          (b) Accredited Investor Status. The Seller and each of the Unitholders is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          (c) Reliance on Exemptions. The Seller and each of the Unitholders understands that the Securities are being offered and sold to the Seller in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and the Seller and each of the Unitholders' compliance with, the representations, warranties and agreements of the Seller and the Unitholders set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Securities.

          (d) Information. The Seller and each of the Unitholders has had access to all publicly filed or available reports of Parent and has been furnished with all materials relating to the business, finances and operations of Parent and materials relating to the offer and sale of the Securities that have been requested by the Seller or either of the Unitholders. The Seller and each of the Unitholders has been afforded the opportunity to ask questions of Parent. The Seller and each of the Unitholders understands that the Seller's investment in the Securities involves a high degree of risk. The Seller and each of the Unitholders has sought such accounting, legal and tax advice as each has considered necessary to make an informed investment decision with respect to the Seller's acquisition of the Securities and/or distribution of the Securities to the Unitholders or the Secured Lenders.

          (e) No Governmental Review. The Seller and each of the Unitholders understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (f) Transfer or Resale. The Seller and each of the Unitholders understands that the Securities have not been registered under the Securities Act and any state securities laws , and may not be offered for sale, sold, assigned or transferred until (A) subsequently registered pursuant to Article 11 hereof or (B) sold in reliance on an exemption therefrom. In this regard, the Seller and each of the Unitholders represents that it is familiar with SEC Rule 144, and understands the resale limitations imposed thereby and by the Securities Act. The Seller and each of the Unitholders is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

          (g) Sophistication. The Seller and each of the Unitholders is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated. The Seller and each of the Unitholders has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Seller and each of the Unitholders can afford a complete loss of its investment in the Securities.

          (h) Further Limitations of Disposition. Without in any way limiting the representations set forth above, the Seller and each of the Unitholders agrees not to sell, convey, liquidate, distribute, offer for sale, pledge, hypothecate or make any other transfer of all or any portion of the Securities unless and until:

               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) the Seller or such Unitholder shall have (A) notified Parent of the proposed disposition, (B) furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and (C) provided Parent with an opinion of counsel, from a firm and of form and substance satisfactory to Parent, that such sale, conveyance, liquidation, distribution, offer for sale, pledge, hypothecation or other transfer is exempt from registration under the Securities Act or under the securities laws of any applicable state or other jurisdiction.

     5.6 The Seller's and Each Unitholders' Principal Place of Business or Residence. The Seller and each of the Unitholders represents that its principal place of business or residence is as follows:

          DKSW, LLC..................................Seattle, Washington
          Gregory F. Whitten..........................Medina, Washington
          Ruth A. Whitten.............................Medina, Washington

6    REPRESENTATIONS AND WARRANTIES OF THE BUYER AND PARENT. To induce the
Seller and the Whittens to enter into this Agreement and to consummate the transactions provided for herein, the Buyer and Parent represent and warrant to the Seller and the Whittens as follows:

     6.1 Organization and Good Standing. Each of the Buyer and Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware with full power and authority to own and operate its properties and to carry on its business as it is now being conducted.

     6.2 Authority. Each of the Buyer and Parent has full power, authority, and legal capacity to enter into this Agreement and the other Acquisition Documents to which each is a party and to perform its respective obligations hereunder and thereunder.

     6.3 Due Authorization; Enforceability. The execution and delivery of this Agreement and the other Acquisition Documents to which the Buyer or Parent is a party by the Buyer or Parent and the performance of the obligations of the Buyer or Parent under this Agreement and such other Acquisition Documents have been duly authorized by all necessary corporate action. This Agreement and the other Acquisition Documents to which the Buyer or Parent is a party have been duly and validly executed and delivered by the Buyer or Parent, as applicable, and constitute legal, valid and binding obligations of the Buyer or Parent and are enforceable against the Buyer or Parent, as applicable, in accordance with their terms.

7    PRE-CLOSING COVENANTS.

     7.1 Access and Investigation. Prior to the Closing, upon reasonable prior notice, the Seller and the Whittens will, or Whitten will cause NLT to, (i) afford the Buyer, Parent and their representatives full and free access to each of the Seller's and NLT's properties, Contracts, Business Records, and other documents and data related to the Business and the Secured Loans, (ii) furnish the Buyer, Parent and their representatives with copies of all such Contracts, Business Records and Secured Loans, and (iii) furnish the Buyer, Parent and their representatives with such additional financial, operating, and other data and information as the Buyer or Parent may reasonably request.

     7.2 Payment of Accounts Payable. On or before the Closing, the Whittens or the Seller shall, or the Seller or Whitten shall cause NLT to, pay all amounts due and payable in the ordinary course of business as of the Closing specifically related to the Assets (including, but not limited to, prepaid royalties and other accruals).

8    CONDITIONS TO THE BUYER'S PERFORMANCE. The obligations of the Buyer under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by the Buyer:

     8.1 Representations and Warranties; Covenants. All representations and warranties of the Seller, Whitten or the Whittens contained in this Agreement, or any of the certificates, schedules, exhibits, or other documents attached to this Agreement or delivered to the Buyer pursuant to this Agreement shall be true, correct, and complete in all material respects on and as of the Closing Date. All covenants hereunder to be performed by or on behalf of the Seller, Whitten or the Whittens on or before the Closing Date shall have been performed in all material respects.

     8.2 No Governmental Proceedings or Litigation. No Action by any Governmental Authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing the transactions contemplated by this Agreement, that (a) questions the validity or legality of the transactions contemplated hereby, (b) could reasonably be expected to have a Material Adverse Effect on the Seller or the Business, or (c) seeks to enjoin consummation of the transactions contemplated hereby or could reasonably be expected to cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

     8.3 No Material Adverse Changes. There shall have been no Material Adverse Change.

     8.4 Instruments of Transfer. The Seller shall have executed and delivered to the Buyer good and sufficient instruments of transfer transferring to the Buyer title to all of the

Assets as required pursuant to Section 3.2. The instruments of transfer must be in form and substance reasonably satisfactory to the Buyer and its counsel, which form is usual and customary for transferring the type of property involved under the Laws of the jurisdictions applicable to such transfer.

     8.5 Employment Agreements. The Persons listed on SCHEDULE 8.5 shall have entered into employment, non-competition and assignment of invention agreements with the Buyer in such form and substance reasonably acceptable to the Buyer (collectively, the "EMPLOYMENT AGREEMENTS").

     8.6 Foreclosure and Collateral Contribution. Pursuant to the Deed-in-Lieu, Whitten shall have foreclosed the security interests in the Assets in accordance therewith and Whitten shall have contributed or otherwise conveyed the Assets to the Seller.

     8.7 Payment of Accounts Payable. Pursuant to Section 7.2, the Whittens or the Seller shall have paid, or the Seller or Whitten shall have made NLT pay, all amounts due and payable in the ordinary course of the business as of the Closing specifically related to the Assets (including, but not limited to, prepaid royalties and other accruals).

     8.8 Certificates. Each of the Seller and the Whittens shall have executed and delivered to the Buyer and Parent a certificate dated as of the Closing Date evidencing compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Buyer or Parent.

9    CONDITIONS TO THE SELLER'S AND THE WHITTENS' PERFORMANCE. The obligations of the Seller and the Whittens under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by the Seller and the Whittens:

     9.1 Representations and Warranties; Covenants. All representations and warranties of the Buyer and Parent contained in this Agreement or any of the certificates, schedules, exhibits, or other documents attached to this Agreement or delivered to the Seller or the Whittens pursuant to this Agreement shall be true, correct, and complete on and as the Closing Date. All covenants hereunder to be performed by the Buyer on or before the Closing Date shall have been performed in all material respects.

     9.2 Certificates. Each of the Buyer and Parent shall have executed and delivered to the Seller and the Whittens a certificate dated as of the Closing Date evidencing compliance with the conditions set forth in this Article 9 as may be reasonably requested by the Seller and the Whittens.

10   OTHER COVENANTS AND AGREEMENTS.

     10.1 Further Assurances. At or after the Closing, at the request of the Buyer, the Seller and the Whittens shall, and Whitten shall cause NLT to, (i) promptly execute and deliver or cause to be executed and delivered to the Buyer all such deeds, assignments, bills of sale, endorsements, powers of attorney, and other documents, in addition to those otherwise required by this Agreement and (ii) take or cause to be taken such actions, in form and substance reasonably satisfactory to the Buyer and its counsel, as the Buyer may reasonably request in order to (a) vest in the Buyer title to and possession of the Assets (including, but not limited to, obtaining consents of third parties under any of the Contracts) and (b) perfect and record, if necessary, the sale, transfer, assignment, conveyance, and delivery to the Buyer of the Assets.

     10.2 Reimbursement of Certain Payments. The Buyer and the Seller acknowledge that, after the Closing Date, each may from time to time inadvertently make or receive payments which are actually due and payable or receivable by the other. In the event that any such payment is made or received within six (6) months after the Closing Date, the party making such payment will provide the other party with all invoices, statements and other supporting material that such other party may reasonably request and, after such other party has had a reasonable time to review such material, such other party shall reimburse the party originally making such payment for the amount of such payment which is properly allocable to such other party, or in the case of a receivable, the receiving party shall transfer such payment to the party to whom the payment was owed. In the event that any such payment is received by NLT during such timeframe, the Seller and Whitten shall cause NLT to transfer such payment to the Buyer.

     10.3 Business Records. Not later than thirty (30) days after the Closing Date, the Seller, at its expense, upon written request of the Buyer, shall deliver to the Buyer all of the Business Records. For a period of seven (7) years following the date hereof, the Buyer shall allow the Seller's, the Unitholders' or NLT's counsel, accountants, and other representatives reasonable access to such Business Records then available upon reasonable request and during normal business hours for the purpose of examining and, at the Seller's, the Unitholders' or NLT's expense, copying. If the Buyer wishes to dispose of or destroy any of the Business Records which are transferred to the Buyer pursuant to this Agreement within such seven (7) year period, it shall first give ten
(10) days' prior written notice to the Seller and Whitten, and the Seller or Whitten shall have the right, at its option and expense, upon prior written notice to the Buyer within such 10-day period, to take possession of such records and files within ten (10) days after the date of the notice from the Seller or Whitten.

     10.4 Employee Matters.

          (a) Employment Contracts. On or before the Closing, the Seller shall satisfy all obligations and liabilities payable under any employment contracts or agreements with the Seller's or NLT's employees excluding
          (i) severance due with respect to the employees subject to Sections 10.4(b) and 10.4(d), (ii) under employment agreements for the transferred employees specified under Section 10.4(e), and (iii) the accrued vacation obligation assumed by Buyer under Section 10.4(d) below.

          (b) Employment Offers. The Buyer shall extend offers of employment to not fewer than one hundred thirty-five (135) of the Seller's or NLT's employees whom it desires to hire (such employees who accept the Buyer's offers of employment are hereinafter referred to as the "TRANSFERRED EMPLOYEES"), which offers shall be on terms and conditions which the Buyer shall determine in its sole discretion. The Seller or NLT shall terminate the employment of all Transferred


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

          Employees immediately prior to the Closing and shall cooperate with and use its best efforts to assist the Buyer in its efforts to secure satisfactory employment arrangements with those employees of the Seller or NLT to whom the Buyer makes offers of employment.

          (c) Non-Transferred Employees. The Seller shall satisfy all obligations and liabilities to the Seller's or NLT's employees not hired by the Buyer at the Closing (including, but not limited to, accrued salaries, wages and bonus, vacation, unreimbursed business expenses, and any obligations or liabilities under Employee Plans of the Seller or NLT) in an irrevocable manner at the Closing such that any such non-Transferred Employee receives the greater of (i) the amounts due to such non-Transferred Employee under the Seller's or NLT's welfare and benefit policies as of the date hereof or (ii) such amount as may be required under applicable Law (including, but not limited to, the WARN Act). The Buyer shall provide each Seller employee other than an employee who is a Transferred Employee or a Transition Employee with coverage under COBRA to the extent required thereunder.

          (d) Transferred Employees. On or before the Closing Date, the Seller shall satisfy all obligations and liabilities to such of the Seller's or NLT's employees for wages and Employee Plans of the Seller or NLT as are offered employment by the Buyer and who accept such offer effective as of the Closing. The Buyer shall assume the actual accrued vacation due to the Transferred Employees or two weeks accrued vacation (which ever is less) and, on or before the Closing Date, the Seller shall pay the balance of any such accrued vacation as wages. The Buyer shall employ all such Transferred Employees for not less than ninety-one (91) days after the Closing Date, subject to the Buyer retaining the ability to terminate any such Transferred Employee's employment with the Buyer for cause at any time during such period.

          (e) Certain Transferred Employees. Unless the Buyer exercises its put right pursuant to Section 10.7(b) or such employees are earlier terminated "for cause," the Buyer shall retain each of the Persons listed on SCHEDULE 8.5 until at least the six (6) month anniversary of the Closing Date. The Buyer shall pay such employees a bonus in the amount set forth on SCHEDULE 8.5 on the fifth (5th) Business Day after the earlier to occur of the six (6) month anniversary of the Closing Date or the date on which the Buyer terminates such employee's employment, as applicable (unless such termination is for cause). The Seller shall reimburse the Buyer the entire amount of these bonuses (plus all employer-related tax, welfare and benefit related payments or amounts) out of escrowed funds held for that purpose. All of the foregoing is conditioned on the Buyer not exercising its put right pursuant to Section 10.7(b).

          (f) Transition Employees. The Buyer shall extend offers of temporary employment to those employees of the Seller or NLT set forth on
          SCHEDULE 10.4(f) (who shall be in addition to the Transferred Employees) (the "TRANSITION

          EMPLOYEES") each of whom the Buyer expects to employ on a transition basis, for a period of up to sixty (60) days. Upon the Buyer's termination of such employees' transition employment with the Buyer, the Buyer shall pay, and the Seller shall reimburse the Buyer out of escrowed funds held for that purpose, severance equivalent to the amount of severance such Transition Employee would have received if such Transition Employee's employment had terminated prior to the Closing without cause.

          (g) WARN Act. The Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT") and any state Law equivalents thereof with respect to any "plant closing" or "mass layoff", as those terms are defined in the WARN Act, which may result from either NLT's or the Seller's termination of the employment of any of the non-Transferred or non-Transition Employees of the Business in connection with the Seller's sale of the Assets to the Buyer or any of the other transactions contemplated by this Agreement or the Deed-in-Lieu. The Buyer shall comply with the WARN Act and any state law equivalent resulting from its hiring of the Transferred Employees or their subsequent termination of employment with the Buyer.

          (h) Employee Plans. The Seller shall be solely responsible for all of the Employee Plans and all obligations and liabilities thereunder. The Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder. The Seller or any ERISA Affiliate has timely provided or will timely provide all notices and any continuation of health benefit coverage (including, without limitation, medical and dental coverage) required to be provided to employees, former employees or beneficiaries or dependents of such employees or former employees under COBRA to the extent such notices and continuation of coverage are required to be provided by reason of events occurring prior to or on the Closing Date (including pursuant to the Deed-in-Lieu) or by reason of the transactions contemplated by this Agreement.

          (i) No Third Party Beneficiaries. Nothing contained in this Agreement shall confer upon any of the Seller's or NLT's employees or Transferred Employees or Transition Employees any right with respect to initial employment or continuance of employment by the Buyer, nor shall anything herein interfere with the right of the Buyer to terminate the employment of any of the Transferred Employees or Transition Employees at any time, with or without cause, or restrict the Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Transferred Employees or Transition Employees. No provision of this Agreement shall create any third party beneficiary rights in any of the Seller's or NLT's employees or Transferred Employees or Transition Employees, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Transferred Employee or Transition Employees by the Buyer or under any benefit plan which the Buyer may maintain.

          (j) Non-Competition. Neither the Seller nor the Whittens shall, and Whitten shall cause NLT to not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any Transferred Employee or Transition Employee, unless the Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

     10.5 Transfer Taxes. The Seller or the Whittens shall cause to be paid promptly when due all Taxes and/or amounts owed by the Seller or the Unitholders by reason of the consummation of the transactions contemplated hereby under any applicable tax Law of any jurisdiction, foreign or domestic.

     10.6 Asset Value Protection.

          (a) If the aggregate proceeds of accounts receivable received by the Buyer between the Closing Date and the six (6) month anniversary of the Closing Date out of the accounts receivable comprising a portion of the Assets (treating fifty percent (50%) of NLT's work-in-process generated during the month of January 2002 as accounts receivable) is less than 95% of $2.5 million, then, on the tenth (10th) day after the six (6) month anniversary of the Closing Date, the Seller shall pay the Buyer in immediately available funds the amount by which such aggregate amount received is less than $2.5 million.

          (b) If the aggregate amount of royalties offset by the Buyer between the Closing Date and the one (1) year anniversary of the Closing Date against the prepaid royalties comprising a portion of the Assets is less than 95% of $2.5 million, then, on the tenth (10th) day after the one (1) year anniversary of the Closing Date, the Seller shall pay the Buyer in immediately available funds the amount by which such aggregate amount offset is less than $2.5 million.

          (c) Any amounts paid and not recovered by the Seller pursuant to the terms of the second sentence of this Section 10.6(c) pursuant to clauses (a) or (b) above shall be included in and subject to the Seven Million Eight Hundred Thousand Dollars ($7,800,000) limit on indemnification provided in the last sentence of Section 12.1 and subject to the hurdle contained in Section 12.5. To the extent that claims are made and the Seller pays such amounts pursuant to clauses
          (a) and (b) above, the Buyer shall assign back to the Seller any uncollected accounts receivable (other than with respect to active customers of the Business in which case the Buyer shall promptly remit amounts subsequently received by the Buyer with respect to such accounts to the Seller) and, to the extent any of such prepaid royalty amounts are received thereafter by the Buyer (by offset or otherwise), the Buyer shall promptly remit such amounts to the Seller.

     10.7 Consents; Put Right.

          (a) No later than the ninety-first (91st) day after the Closing Date, the Seller and Whitten shall have obtained and delivered to Buyer all of the consents of third


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

          parties to the Contracts set forth on SCHEDULE 10.7 for the assignment of such Contracts to the Buyer.

          (b) If all the consents to assignment identified on SCHEDULE 10.7 have not been obtained by the ninety-first (91st) day after the Closing Date, then Parent, in its sole discretion, may put the stock of the Buyer to the Seller or the Unitholders and, on the date on which Parent puts the stock of the Buyer to either the Seller or the Unitholders, (i) the Seller or the Whittens shall pay Parent in immediately available funds liquidated damages of $2.0 million plus Parent's costs of unwinding the transaction contemplated hereunder (e.g., costs relating to severing the Transferred Employees from Parent's Employee Plans) and (ii) the escrow of the Securities provided for under Section 3.3 of this Agreement shall terminate, the Securities shall revert to Parent.

          (c) Until the ninety-first (91st) day after the Closing Date, the Buyer shall (i) not encumber the Assets, (ii) undertake all commercially reasonable efforts to retain the Transferred Employees or
          (iii) conduct the Buyer's business in a manner not inconsistent with NLT's operation of the Assets prior to the Foreclosure.

          (d) If Parent exercises its put right pursuant to clause (b) above, Parent shall (i) provide short-term transition services for accounting, finance and similar matters to Seller and shall permit the Buyer's employees to occupy for a period not to exceed thirty (30) days such office space as was occupied by such employees immediately prior to Parent's exercise of its put right and (ii) have caused, prior to the transfer of the shares of the Buyer to the Seller, the Buyer to have paid all accounts payable accrued in the ordinary course of the business of Buyer from the Closing Date to the date on which the put is exercised. On or before the fifth (5th) Business Day after Parent provides the Seller with a written invoice of Parent's costs to provide such services and the allocable rental cost of such office space, the Seller shall deliver to Parent immediately available funds in the amount set forth on such invoice.

          (e) As security for the due and punctual payment and performance of the Whittens' pursuant to Section 10.7(b)(i) above, the Seller hereby grants to Parent, effective upon the Escrow Agent's distribution of the stock certificate of the Buyer to the Seller, a continuing security interest in, lien on, and right of set-off against, all of the Seller's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the stock of the Buyer. The Seller shall, at their expense, perform all steps reasonably requested by Parent at any time after Parent's exercise of its put right to perfect, maintain, protect, and enforce Parent's Liens in the stock of the Buyer, including, without limitation: (i) executing, delivering and/or filing and recording of financing or continuation statements and amendments thereof, each, in form and substance reasonably satisfactory to Parent; and (ii) taking such other steps as are deemed reasonably necessary or desirable by Parent to maintain and protect Parent's Liens. To the extent permitted by applicable Law, Parent may, after its exercise of its put right, file,


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

          without the Seller's signature, one or more financing statements disclosing Parent's Liens. The Seller agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Parent's Liens in the stock of Buyer shall continue in full force and effect Parent has received payment in full of the liquidated damages and costs provided for under Section 10.7(b)(i) above.

     10.8 Earn-Out Securities. To the extent the recognized GAAP revenues (which in no event shall include any indemnification payments received by the Buyer pursuant to Article 12 of this Agreement) by the Buyer which relate to the Assets between the Closing and December 31, 2002 are greater than $10.8 million, then, on February 28, 2003, the Buyer would deliver to the Seller additional shares of Parent Class A Common Stock having a value equal to thirty-three percent (33%) of such excess amount determined by using the average closing price of Parent Class A Common Stock calculated pursuant to Section 2.1 hereof for eleven percent (11%) of such excess amount and by using the average closing price of Parent Class A Common Stock for the period beginning on the day on which such revenues exceeded $10.8 million through the second trading day immediately prior to February 28, 2003 for the remaining twenty-two percent (22%) of such excess amount (the "EARN-OUT SECURITIES"). The covenants with respect to the Securities set forth in Article 11 of this Agreement shall also extend to the Earn-Out Securities; PROVIDED, that, with respect to the Earn-Out Securities, every reference in Article 11 to "the Closing Date" shall be replaced with "the date of delivery of the Earn-Out Securities to the Seller." In lieu of delivering the Earn-Out Securities, the Buyer, in its sole discretion, may, on February 28, 2003, deliver to the Seller immediately available funds equal to the current market value of the Earn-Out Securities as calculated pursuant to the first sentence of this section.

     10.9 Actions of NLT Under the Acquisition Documents. If for any reason any action taken, payment made or liability retained by NLT related to the transactions contemplated pursuant to any of the Acquisition Documents (whether taken made or retained of its own accord or caused to be taken, made or retained by the Seller, Whitten or otherwise) is prohibited or precluded in any fashion for any reason or is recaptured, undone or rescinded or is not taken, made or retained or the intent of the Acquisition Documents with respect thereto is not effectuated, then the Whittens shall take such action, make such payment or assume such liability such that the intent of the Acquisition Documents is effectuated and the Buyer and Parent receive the benefit of the Acquisition Documents as if NLT had taken such action, made such payment or retained such liability.

     10.10 NLT Name Change. Whitten covenants that, at the Closing or as soon thereafter as is practicable (but in no event later than the second (2nd) Business Day after the Closing Date), he shall cause NLT to not use the corporate name "Northern Light Technology, LLC " or any name similar thereto or composed of all or any part thereof in any combination or abbreviation in any business activity.

     10.11 Termination Statements. Whitten covenants in no event later than the second (2nd) Business Day after the Closing Date, Whitten shall deliver, or shall cause to be delivered, to the Buyer such UCC-3 termination statements and other release with respect to the Secured Loans as are reasonably requested by the Buyer. Furthermore, Whitten hereby appoints the

Buyer as the Secured Lender's attorney with power to sign any such Secured Lender's name on any (a) UCC-3 termination statement, (b) other release with respect to the Secured Loans and (c) other public records with respect thereto and to file any such statements, releases or records by electronic means with or without a signature as authorized or required by applicable law or filing procedure. Whitten, on behalf of the Secured Lenders, ratifies and approves all acts of such attorney. Neither the Buyer nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable unless and until Parent exercises its put right pursuant to Section 10.7(b) of this Agreement.

11   REGISTRATION RIGHTS.

     11.1 Registration Procedures. Parent shall:

          (a)  as promptly as practical, but no later than one hundred twenty
          (120) days after the Closing Date, prepare and file with the SEC a registration statement to permit the resale of the Securities under the Securities Act (the "REGISTRATION STATEMENT") with respect to the Securities;

          (b) within one hundred eighty (180) days after the Closing Date, have used its reasonable best efforts to cause the Registration Statement to become and remain effective for the period of the distribution contemplated in Section 11.1(d) (provided that not less than five (5) days before filing the Registration Statement or prospectus or any amendments or supplements thereto, Parent will furnish to the Seller's counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel).

          (c) use its reasonable best efforts to ensure that: (i) the Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder; (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, and will not, for so long as it remains effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of the Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d) notify the Seller of the effectiveness of the Registration Statement filed hereunder and, for as long as it remains effective, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the

          Securities Act; and, as may be necessary to keep the Registration Statement effective for a period of either (i) one (1) year or (ii) such shorter period as will terminate when all of the Securities have been disposed of in accordance with the plan of distribution set forth in the Registration Statement by Parent, as applicable (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of the Securities covered by the Registration Statement until such time as all of the Securities have been disposed of in accordance with the plan of distribution set forth in the Registration Statement;

          (e) furnish to the Seller such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus(es) included in the Registration Statement (including each preliminary prospectus);

          (f) notify the Sellers, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the Seller, Parent will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (and the Seller shall suspend the use of the prospectus until the requisite changes thereto have been made);

          (g) use its reasonable best efforts to cause all the Securities to be listed on each securities exchange or market on which Parent Class A Common Stock is then listed;

          (h) provide a transfer agent and registrar for all the Securities not later than the effective date of the Registration Statement;

          (i) otherwise use and shall continue to use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and made and shall continue to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of Parent's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (j) advise the Seller promptly after Parent receives notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if any such stop order shall be issued (and, if such stop order shall be issued, the Seller shall suspend the use of the prospectus until it shall be withdrawn).

     Notwithstanding any provision of this Section 11.1 to the contrary, Parent shall not be required to amend or supplement a prospectus if such amendment of supplement would require Parent to disclose a material financing, acquisition or other transaction then being pursued by Parent and the Executive Committee of Parent's Board of Directors shall determine in good faith that such disclosure is not in the best interests of Parent or would interfere with such transaction; PROVIDED, that Parent shall give immediate notice thereof to the Seller.

     11.2 Registration Expenses.

          (a) Parent's Expenses. All expenses incident to Parent's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Parent and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Parent shall be borne by Parent.

          (b) Seller Expenses. Notwithstanding anything to the contrary contained herein, the Seller shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the Securities sold for its account.

     11.3 Indemnification.

          (a) By Parent. Parent agrees to indemnify, to the extent permitted by law, the Seller, its managers, officers and directors and each Person who controls the Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorneys' fees) ("LIABILITIES") caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by the Seller expressly for use therein or by the Seller's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after Parent has furnished the Seller with a sufficient number of copies of the same.

          (b) By the Seller. The Seller shall furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with the Registration Statement or prospectus and, to the extent permitted by law, shall indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Seller expressly for use in the Registration Statement or prospectus.

          (c)  Procedure. Any Person entitled to indemnification under this
          Section 11.3 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) Contribution. To the extent any indemnification by an indemnifying party provided for in this Section 11.3 is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     11.4 Other Indemnification Provisions. The indemnification and contribution provided for in Section 11.3 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     11.5 Holdback Agreements. Other than with respect to 26.415% of the Securities, for a period of one (1) year after the Closing, each of the Seller and the Unitholders agrees not to effect any public sale or distribution of equity securities of Parent or any securities convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and during the ninety (90) days following the effective date of any underwritten Public Offering (except as part of such underwritten registration) unless the underwriters managing the Public Offering otherwise agree to a shorter period and unless any of the directors or 5% or greater stockholders of Parent are subject to a shorter period, in which case such shorter period shall apply. For such one (1) year period, the Seller and each of the Unitholders agrees to enter into customary lock-up agreements consistent with the foregoing if requested by any underwriter of any such Public Offering.

     11.6 Adjustments to the Earn-Out Securities. If and whenever at any time after the date hereof, and prior to the issuance of the Earn-Out Securities, there is a reclassification of the shares of Parent Class A Common Stock at any time outstanding or change of the shares of Parent Class A Common Stock into other shares or into other securities or other capital reorganization (other than a Share Reorganization) or a merger of Parent with or into any other company or other entity (other than a merger which does not result in any reclassification of the outstanding shares of Parent Class A Common Stock or a change of the shares of Parent Class A Common Stock into other shares), or a transfer of the undertaking or assets of Parent Class A Common Stock as an entirety or substantially as an entirety to another company or other entity in which the holders of shares of Parent Class A Common Stock are entitled to receive shares, other securities or other property (any of such events being called a "CAPITAL REORGANIZATION"), then after the record date for stockholders participating in such Capital Reorganization, the Seller will be entitled to receive, and will accept in lieu of the Parent Class A Common Stock to which the Seller would have been entitled pursuant to Section 10.8, the aggregate number of shares, other securities or other property which have a current market value (as of the applicable date) which will satisfy the requirements of Section 10.8.

12   INDEMNIFICATION.

     12.1 The Whittens and the Seller, jointly and severally, shall indemnify and save harmless Parent, the Buyer and their respective Affiliates and their respective shareholders, directors, officers, employees, representatives and agents from any and all Claims, costs (including of investigations or preparation for defense), expenses, losses, damages (actual or punitive) and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) (collectively, the "Losses") resulting from or attributable to: (a) the breach of any one or more of the representations, warranties or covenants of the Seller, NLT or the Whittens made in or pursuant to the Acquisition Documents; (b) any Claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of any one or more of the representations, warranties or covenants of the Seller, NLT or the Whittens made in or pursuant to the Acquisition Documents; (c) the Retained Liabilities, including, but not limited to, any Claims, demands, suits, investigations, proceedings or actions by any claimant against or creditor, employee or former employee of the Seller, NLT or any Predecessor; (d) either the Seller's, NLT's or any Predecessor's noncompliance with any provision of Law; (e) the Seller's failure to transfer to the Buyer under the Acquisition Documents any right, interest or property other than the Excluded Assets (free and clear of any Liens) necessary or useful to the operation of the Business as operated by NLT or any Predecessor during the twelve (12) months prior to the Foreclosure without regard to whether (i) NLT or the Seller (X) possessed or had title to or had a valid interest in such right, interest or property (free and clean of any Liens) at the effective time of the Foreclosure or (Y) was in violation of any Permit or any third party's right, title or interest therein or (ii) the Seller, NLT or any Predecessor failed to obtain any consent or approval necessary to avoid any conflict with, breach of, or default (or giving rise to any right of termination, cancellation or acceleration or loss of any right or benefit) under or any required notice, consent or approval which has not been obtained with respect to any right, interest or other property; or (f) any conflict with, breach of, or default (or giving rise to any right of termination, cancellation or acceleration or loss of any right or benefit) under or any required notice, consent or approval which has not been obtained with respect to any right, interest or other property necessary or useful to the operation of the Business as operated by NLT or any Predecessor during the twelve (12) months prior to the Foreclosure other than with respect to the Excluded Assets. The Whittens and the Seller shall pay any amounts paid pursuant to their indemnification obligation under this Section 12.1 in immediately available funds and such aggregate payments under this Section 12.1 shall be in an amount up to $7.8 million, except in the cases of fraud, in which case, this limitation shall not apply.

     12.2 Buyer's Indemnification. For a period of one (1) year after the Closing Date, the Buyer will indemnify and save harmless the Seller, the Unitholders and their respective Affiliates and their respective unitholders, directors, officers, employees, representatives and agents from any and all Losses resulting from or attributable to: (a) the breach of any one or more of the representations, warranties or covenants of the Buyer or Parent made in or pursuant to this Agreement; or (b) any Claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of any one or more of the representations, warranties or covenants of the Buyer or Parent made in or pursuant to this Agreement.

     12.3 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing any person or entity entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of such a party (including, but not limited to any domestic or foreign court or Governmental Authority, federal, state or local) (a "THIRD PARTY CLAIM") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, (which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("DEFENSE COUNSEL")), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to approve the Defense Counsel and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval.

          (a) In the event that the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be reasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation,
          (i) injunctive or other equitable relief would be imposed against the Indemnified Party or its Affiliates, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party or its Affiliates for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or its Affiliates (and the cost of such defense shall constitute a Loss for which the Indemnified Party is entitled to indemnification hereunder). If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this

          Section 12.3(b), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such thirty (30) day period.

          (c) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

          (d) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 12.3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged or prejudiced as a result of such failure to give timely notice.

          (e) The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Loss satisfied by the Indemnifying Party. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records of the Indemnified Party.

     12.4 Direct Claims. It is the intent of the parties hereto that all direct Claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article 12. Any claim under this Article 12 by an Indemnified Party for indemnification other than indemnification against a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party written notice thereof.

     12.5 Limitations and Liability. No amount shall be payable by any Indemnifying Party pursuant to Sections 12.1 or 12.2 with respect to any breach of a representation or warranty made in or pursuant to the Acquisition Documents or Parent's covenant under Section 10.7(d)(ii), unless the aggregate amount of Losses subject to such indemnification thereunder, as the case may be, exceed $250,000 (at which point the Indemnified Party shall be entitled to all indemnification amounts accrued up to such threshold).

13   TERMINATION.

     13.1 Termination. This Agreement may be terminated at any time prior to
Closing:

          (a)  by mutual written consent of the parties hereto; or

          (b) by any party hereto, if the Closing shall not have occurred on or before January 18, 2002.

     13.2 Effect of Termination. In the event of termination of this Agreement:

          (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) no confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by Law; and

          (c)  in the event that this Agreement shall be terminated pursuant to
          Section 13.1 hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party and each party hereto shall bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     13.3 The termination of this Agreement except pursuant to Section 13.1 shall not affect the right of any party to bring an action for willful breach of this Agreement.

14   GENERAL PROVISIONS.

     14.1 Survival of Representations and Warranties. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of any party to this Agreement, the representations and warranties of the Seller and NLT contained in the Acquisition Documents shall survive the Closing for a period of one (1) year after the Closing Date, except that the representations and warranties of the Seller and the Whittens (i) contained in Sections 4.1 (Organization and Good Standing), 4.2 (Authority), 4.3 (Due Authorization; Enforceability), 4.5 (Title to Assets; Condition of Assets), 4.6 (Contracts), 4.8 (Intellectual Property),
4.9 (Third Party Licenses) and Article 5 (Representations and Warranties as to the Sellers, the Whittens and the Unitholders) shall survive the Closing for a period of three (3) years after the Closing Date; PROVIDED, HOWEVER, as to any breach of, or misstatement in, any such representation or warranty as to which the non-breaching party has given notice to the breaching party on or prior to the expiration of the applicable period, as above set forth, the same will continue to survive beyond said period, but only as to the circumstances referenced in such notice.

     14.2 Successors and Assigns. The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void; PROVIDED, that the Buyer may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Parent but the Buyer shall not thereby be released from its obligations hereunder.

     14.3 Section Headings. The Section headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.4 Expenses. Whether or not the obligations of the parties hereto are performed and except as otherwise expressly provided herein, each party shall pay its own expenses incident to the preparation of this Agreement and for the consummation of the transactions contemplated hereby.

     14.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to the laws that might be applicable under conflicts of law principles). Each of the parties hereby (a) irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware state court sitting in New Castle County, Delaware or the U.S. District Court for the District of Delaware, and any appellate court in such jurisdiction, in any action or proceeding arising out of this Agreement,
(b) agrees not to commence any such action or proceeding except in such courts and that all claims in such action or proceeding may be decided by such courts,
(c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum, and (e) consents to the service of process in any manner provided by law.

     14.6 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, and all such counterparts shall constitute but one and the same instrument. This Agreement, once executed, may be delivered to either party through the use of facsimile transmission. In this regard, any and all signatures of the parties appearing on any facsimile copies of the signature page of this Agreement shall be deemed, unless otherwise proved, the valid signature of the executing party.

     14.8 Notice. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by any of the following methods: (a) hand delivery; (b) certified U.S. mail, return receipt requested, postage prepaid; or
(c) overnight courier; in each case directed to the following persons and at the following addresses, or such other person(s), address(es), and number(s) as to which written notice has been given:

          If to Parent or the Buyer, to:

               divine, inc.
               1301 North Elston Avenue
               Chicago, Illinois 60622
               Telecopy: 773-394-6603
               Attention: Jude Sullivan, General Counsel
               E-mail: jude.sullivan@divine.com

          with a copy (which shall not constitute notice) to:

               Latham & Watkins
               233 South Wacker Drive
               Sears Tower - Suite 5800
               Chicago, Illinois 60606
               Telecopy: 312-993-9767
               Attention: Mark D. Gerstein
               E-mail: mark.gerstein@lw.com

          If to the Seller or the Whittens, to:

               (for mail delivery)
               Dr. Gregory F. and Ruth A. Whitten
               P.O. Box 329
               Medina, Washington 98039

               (for hand or courier delivery)
               Dr. Gregory F. and Ruth A. Whitten
               8335 Overlake Drive West
               Medina, Washington 98039
               Telecopy: 425-451-9302
               E-mail: gregw@whitten.net

          with a copy (which shall not constitute notice) to:

               Ryan, Swanson & Cleveland, PLLC
               1201 Third Avenue, Suite 3400
               Seattle, Washington 98101-3034
               Telecopy: 206-583-0359
               Attention: James E. Hadley
               E-mail: hadley@ryanlaw.com

or to such other place and with such other copies as any party may designate as to itself by written notice to the others. All notices will be deemed received as follows: (i) in the event of hand-delivery, on the date of delivery; (ii) in the event of delivery by certified U.S. mail, on the date of receipt appearing on the return receipt card; or (iii) in the event of delivery by overnight courier service, on the next Business Day following deposit with such service for delivery.

     14.9 Severability. In the event that any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14.10 Waiver. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default by another party shall impair any such right, power, or remedy except as expressly set forth herein. Any waiver, permit, consent, or approval of any kind or character of any breach or default under this Agreement or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. The rights and remedies granted the parties under this Agreement are cumulative and the waiver of any single remedy will not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     14.11 Entire Agreement. This Agreement (including the Exhibits, schedules and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any person (including, without limitation, any employees or former employees of the Business) other than the parties hereto and their respective legal representatives, successors, or permitted assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

15   DEFINITIONS.

     "ACQUISITION DOCUMENTS" shall mean: this Agreement; the Deed-in-Lieu; the Employment Agreements; the Escrow Agreement; and such bills of sale, assignment agreements (including leases, contracts and intellectual property transfer documents), consents and any other instruments of conveyance that, in the reasonable judgment of the Buyer, are reasonable and necessary to effectively vest in the Buyer good title to the Assets.

     "ACTION" shall mean any charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation.

     "AFFILIATE" or "affiliate" shall mean any Person or entity, directly or indirectly, controlling, controlled by, or under common control with the Person of which it is an affiliate.

     "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

     "ALLOCATION" has the meaning set forth in Section 3.4 hereof.

     "ASSETS" has the meaning set forth in Section 1.1 hereof.

     "ASSUMED LIABILITIES" means the liabilities set forth on SCHEDULE 2.2.

     "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar Contracts, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association") as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multi-employer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Seller, NLT or an ERISA Affiliate thereof or under which the Seller, NLT or any ERISA Affiliate thereof may incur any liability, and (iii) covers any employee or former employee of the Seller, NLT or any ERISA Affiliate thereof.

     "BUSINESS" has the meaning set forth in the recitals hereof.

     "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a day on which banks in the City of Chicago are required or authorized to close for regular banking business.

     "BUSINESS RECORDS" means all books, records, lists, ledgers, files, computer data, disks and files (including software and firmware), reports, plans, drawings, customer lists, databases, transaction records, aggregated information and operating records of any kind pertaining to the Assets or the Business, excluding the Organizational Documents of the Seller and NLT, their Tax records and Tax Returns.

     "BUYER" has the meaning set forth in the preamble to this Agreement.

     "CAPITAL REORGANIZATION" has the meaning set forth in Section 11.6 hereof.

     "CLAIMS" means all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity arising out of or relating to the Assets, the Business or relating to the Seller, NLT or any Predecessor.

     "CLOSING" has the meaning set forth in Section 3.1 hereof.

     "CLOSING DATE" has the meaning set forth in Section 3.1 hereof.

     "COBRA" means Part 6 of Title 1 of ERISA or, as applicable, Code Sections 162(k) or 4980B.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "CONTRACTS" means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreement, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which the Seller, NLT or any Predecessor is a party or to which any of the Assets or the Business is subject, whether oral or written, express or implied.

     "DEED-IN-LIEU" has the meaning set forth in the recitals hereof.

     "DEFENSE COUNSEL" has the meaning set forth in Section 12.3 hereof.

     "DEFENSE NOTICE" has the meaning set forth in Section 12.3 hereof.

     "DIRECT CLAIM" has the meaning set forth in Section 12.4 hereof.

     "EARN-OUT SECURITIES" has the meaning set forth in Section 10.8 hereof.

     "EMPLOYEE PLANS" means all Benefit Arrangements, Pension Plans, Multiemployer Plans and Welfare Plans.

     "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 8.5 hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means, with respect to the Seller or NLT, any person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Seller or, as applicable, NLT is a member or
(ii) solely for the purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or
(o) of the Code of which the Seller or, as applicable, NLT is a member.

     "ESCROW AGENT" shall mean the escrow agent selected by the parties.

     "ESCROW AGREEMENT" means that certain Escrow Agreement, dated as of January 16, 2002, by and among the Seller, Parent, the Buyer and the Escrow Agent with respect to the matters set forth under Sections 3.3, 10.4(e), 10.4(f) and 10.7(b) of this Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCLUDED ASSETS" has the meaning set forth in Section 1.2 hereof.

     "FORECLOSURE" has the meaning set forth in the recitals hereof.

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any government, governmental or regulatory authority, board, agency or other entity, or any court, tribunal or judicial body, whether federal, state or local.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 12.3 hereof.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 12.3 hereof.

     "INTELLECTUAL PROPERTY" means all of the following whether patented or patentable or not and whether or not such items have been reduced to written, computer-readable or other tangible form and irrespective of where any of the same were issued, are pending or exist that are owned by, issued to or licensed by Seller: United States and foreign patents of any description, and applications therefor, utility models and utility model applications (whether owned or licensed), including any equivalents, divisionals, continuations, continuations-in-part, re-issues, registrations, additions or extensions thereof, as well as any further patents, patent applications, utility models and utility model applications (whether owned by or licensed); United States (federal and state) and foreign trademarks (and goodwill associated therewith) and other trade names, labels, trade dress, advertising and package designs, and other trade rights, whether or not registered and all applications therefor; United States and foreign copyrights, whether or not registered and all applications therefor (including copyrights in computer software and computer software documentation, source code and systems documentation); Internet domain names; Web sites and any content thereon; know-how; all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals and all results of any of the foregoing); all source code and object versions of computer software (including data and related documentation); business leads; technology; data; methods; instructions; drawings and specifications; inventions; discoveries; improvements; processes; recipes; shop rights and license agreements and other agreements of every kind and character relating to any of the foregoing; all copies and tangible embodiments thereof (in whatever form or medium); and any claims or causes of actions (pending, filed) arising out of or related to any infringement or misappropriation of any of the foregoing.

     "KNOWLEDGE" of a party as used in this Agreement with respect to facts or circumstances shall mean actual knowledge of the party after reasonable investigation and due diligence, and, with respect to the Seller, shall include actual knowledge of NLT after reasonable investigation and due diligence. Actual knowledge of any officer, director or supervisory employee of such party will be imputed and deemed to be actual knowledge of such party.

     "LAW" means any laws, statutes, ordinances, regulations, rules, notice requirements, agency guidelines and orders of any federal, state or local government and any other governmental department or agency, including, without limitation, environmental Laws, ERISA, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health Laws and Laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "LIABILITIES" has the meaning set forth in Section 11.3(a) hereof.

     "LIEN" means any mortgage, lien, pledge, Claim (as defined in 11 USC ss. 101(5)), debt, encumbrance, liability, set-off, recoupment right, interest, cost, cause of action, charge, possessory, ownership or other interest of any kind, nature or character whatsoever, and any other interest or Claim of any kind, nature, or character whatsoever, but excluding the Assumed Liabilities and prospective obligations under Contracts.

     "LOSSES" has the meaning set forth in Section 12.1 hereof.

     "MATERIAL ADVERSE CHANGE" means a change the consequence of which is a Material Adverse Effect.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, earnings, results of operations, assets, liabilities or operations of the Seller, the Business or the Assets.

     "MULTIEMPLOYER PLAN" means any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA, (a) which the Seller, NLT or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Seller, NLT or any ERISA Affiliate thereof may incur any liability and (b) which covers any employee or former employee of the Seller, NLT or any ERISA Affiliate thereof.

     "NLT" has the meaning set forth in the recitals hereof.

     "ORGANIZATIONAL DOCUMENTS" means the charter, articles or certificates or organization or other organizational documents (including agreements among stockholders, minutes and identification numbers) or instruments of such Person.

     "PARENT" has the meaning set forth in the preamble to this Agreement.

     "PBGC" has the meaning set forth in Section 4.10(e)(iii) hereof.

     "PENSION PLAN" mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (a) which the Seller, NLT or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Seller, NLT or any ERISA Affiliate thereof may incur any liability and (b) which covers any employee or former employee of the Seller, NLT or any ERISA Affiliate thereof.

     "PERMITS" means all licenses, permits and other governmental authorizations necessary to carry on the Business as presently conducted and as proposed to be conducted by the Buyer after the Closing Date.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PREDECESSORS" means any Person which may be deemed a predecessor of NLT.

     "PUBLIC OFFERING" means any offering by Parent of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

     "PURCHASE PRICE" has the meaning set forth in Section 2.1 hereof.

     "REGISTRATION STATEMENT" has the meaning set forth in Section 11.1(a) hereof.

     "RETAINED LIABILITIES" means any liabilities or obligations of the Seller, NLT or any Predecessor, including, without limitation, those related to or associated with the Assets or the operation or condition of the Business, whether due or to become due, absolute or contingent, whether direct or indirect, asserted or unasserted, known or unknown, choate or inchoate including, without limitation, any collective bargaining agreement, any debts, liabilities, Claims or obligations of any kind or nature, including, without limitation, those of any employee or former employee or relating to or arising out of any Employee Plan and any Claims, grievances, lawsuits, arbitrations, administrative or other legal proceedings or investigations, but excluding the Assumed Liabilities.

     "SEC" means the Securities and Exchange Commission.

     "SECURED LENDER" has the meaning set forth in the preamble to this Agreement.

     "SECURED LOANS" has the meaning set forth in the recitals hereof.

     "SECURITIES" has the meaning set forth in Section 2.1 hereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" has the meaning set forth in the preamble to this Agreement.

     "SHARE REORGANIZATION" means any stock split, reverse split, stock combination, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to Parent Class A Common Stock.

     "TAX" and, with correlative meaning, "TAXES" means with respect to any Person (1) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including, without limitation, any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), or (2) liability for the payment of any amounts of the type described in (1) relating to any other Person as a result of being party to any agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated consolidated, combined, unitary or other group with such other Person (including any liability for Taxes under Treasury Regulation Section 1.1502-6).

     "TAX RETURNS" means any return (including information return), report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any schedule or attachment thereto, and any amendment thereof filed or to be filed with any Taxing Authority in connection with the determination, assessment or collection of Taxes.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 12.3 hereof.

     "THIRD PARTY LICENSES" means those agreements, between NLT or any Predecessor and a third party granting a license to Intellectual Property to either NLT or any Predecessor.

     "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 10.4(b) hereof.

     "TRANSITION EMPLOYEES" has the meaning set forth in Section 10.4(f) hereof.

     "UCC" has the meaning set forth in Section 5.4 hereof.

     "UNITHOLDERS" has the meaning set forth in the preamble to this Agreement.

     "WARN ACT" has the meaning set forth in Section 10.4(g) hereof.

     "WELFARE PLAN" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, (A) which the Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Seller or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Seller or any ERISA Affiliate.

     "WHITTEN" means Gregory F. Whitten.

     "WHITTENS" means Gregory F. Whitten and Ruth A. Whitten, jointly and severally.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                              DSKW, LLC

                              By:  Authorized Signatory
                                   ---------------------------------------------
                              Name:
                              Its:

                              DIVINE, INC.

                              By:  /s/ Jude M. Sullivan
                                   ---------------------------------------------
                              Name: Jude M. Sullivan
                              Its: Vice President

                              DIVINE IRELAND, INC.

                              By:  /s/ Jude M. Sullivan
                                   ---------------------------------------------
                              Name: Jude M. Sullivan
                              Its: Vice President

                              /s/ Gregory F. Whitten
                              --------------------------------------------------
                              GREGORY F. WHITTEN,
                                   individually and on behalf of each of the
                                   other Unitholders

                              /s/ Ruth A. Whitten
                              --------------------------------------------------
                              RUTH A. WHITTEN